Exhibit 32.1

CERTIFICATIONS

Peter Leparulo, Executive Chairman and Chief Executive Officer of Novatel Wireless, Inc. (the “Company”), and Kenneth Leddon, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1. The Annual Report on Form 10-K of the Company for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and the results of operations of the Company for the period covered by the Annual Report.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 16th day of March, 2009.

/s/ PETER LEPARULO
Peter Leparulo
Executive Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ KENNETH LEDDON
Kenneth Leddon
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)